Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New England Realty Associates Limited Partnership (the “Partnership”) on Form 10-Q for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald Brown, the President and a Director of the Partnership’s General Partner, NewReal, Inc., certify, pursuant to 18.U.S.C. § 1350, as adopted each hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ RONALD BROWN
Ronald Brown Principal Executive Officer (President and Director of the Partnership’s General Partner, NewReal, Inc.)

November 9, 2009

This certification accompanies each Report pursuant to SS906 of the Sarbanes- Oxley Act of 2002 and shall not, except required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for the purposed of SS 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by SS 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.